UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 19, 2006

TRESTLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Technology, # 105 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 673-1907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 20, 2006, Trestle Holdings, Inc. (“Trestle Holdings”) and Trestle Acquisition Corp. (a wholly-owned subsidiary of Trestle Holdings and, together with Trestle Holdings, “Trestle”), announced that it has agreed to sell (the “Acquisition”), substantially all of its assets to Clarient, Inc. (“Clarient”). The proposed Acquisition will be completed pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) by and among Trestle Clarient and CLRT Acquisition LLC (“CLRT”), a wholly-owned subsidiary of Clarient.

Under the terms of the Purchase Agreement, Clarient will purchase certain assets of Trestle, including high speed scanning technology, virtual systems, related intellectual property, a current product line, inventory, and manufacturing capabilities (the “Assets”), and will assume certain liabilities of Trestle. The purchase price for the assets is approximately $3 million in cash, less the amount of liabilities assumed by Clarient at closing, and is subject to certain potential adjustments pursuant to the Purchase Agreement.

As part of the proposed Acquisition, Clarient and Trestle Holdings entered into Consulting Agreements pursuant to which Trestle Holdings, through certain of its employees, will provide technology planning and development services to Clarient and CLRT prior to the completion of the Acquisition. Amounts paid by Clarient to Trestle Holdings for services under the Consulting Agreements will be deducted from the purchase price payable by Clarient in the proposed Acquisition.

In connection with the execution of the Purchase Agreement and to provide Trestle Holdings with additional working capital pending completion of the proposed Acquisition, Clarient entered into a Second Loan and Security Agreement (the “Loan Agreement”) with Trestle pursuant to which Clarient loaned $250,000 to Trestle Holdings and agreed to, from time to time prior to the closing of the proposed Acquisition and upon conditions contained in the Loan Agreement, loan up to an additional $250,000 to Trestle Holdings Clarient had previously loaned an additional $250,000 to Trestle in connection with certain strategic discussions between the parties. These loans bear interest at the annual rate of 8% and are secured by a lien on Trestle’s accounts receivable, inventory, software and intellectual property. At the completion of the proposed Acquisition, these loans will be canceled and all unpaid principal and accrued interest will be offset against the purchase price payable by Clarient to Trestle for the Acquisition or, if the proposed Acquisition has not yet been completed, will mature on the earliest of (i) September 30, 2006 as may be extended under the Purchase Agreement, (ii) an “extraordinary corporate transaction” (which consists of certain significant transactions involving the assets or securities of Trestle Holdings), (iii) the date of acceleration of the loan following an event of default, or (iv) upon termination of the Purchase Agreement under certain circumstances.

The completion of the proposed Acquisition is subject to the approval of Trestle Holdings’ stockholders and other customary closing conditions.

The Purchase Agreement and Second Loan Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The representations and warranties contained in the Purchase Agreement are made for the purposes of allocation of risk and as conditions to closing, may be subject to exceptions in the disclosure letter provided in accordance with the Purchase Agreement, are not necessarily accurate or complete as made and should not be relied upon by any of our stockholders or potential investors. The foregoing description is qualified in its entirety by reference to the full text of Exhibits 10.1 and 10.2.

Trestle will file a proxy statement and other documents regarding the proposed asset sale with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement will be sent to stockholders of Trestle seeking their approval of the asset purchase agreement at a special meeting of stockholders. Stockholders are urged to read the proxy statement and any other relevant document when they become available, because they will contain important information about Trestle, the proposed asset sale and related matters. Stockholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Trestle with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement (when available) and other related SEC documents may also be obtained free of charge by directing a request to Investor Relations, Trestle, Inc., 199 Technology Drive, Suite 105, Irvine, CA 92618; tel: (949) 673-1907.

In addition to Trestle, the company’s directors and executive officers may be deemed to be participants in the solicitation from Trestle stockholders of proxies in favor of approval of the asset purchase agreement. Such participants may have interests in the asset sale, including as a result of holding shares of Trestle common stock or derivative securities, such as stock options, the value of which is related to the price of Trestle common stock. Information regarding the participants and their interests will be contained in the proxy statement to be filed by Trestle with the SEC in connection with the special meeting of stockholders.

ITEM 7.01 Regulation FD Disclosure.

In connection with the execution of the Purchase Agreement, Trestle issued a press release announcing the proposed Acquisition. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by Trestle Holdings dated June 20, 2006.
10.1	Asset Purchase Agreement, dated June 19, 2006, by and among Clarient, Inc., CLRT Acquisition, LLC, Trestle Holdings Inc. and Trestle Acquisition Corp.
10.2	Second Loan Agreement, dated June 19, 2006 by and among Clarient, Inc. Trestle Holdings Inc. and Trestle Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.

Date: June 20, 2006	By:	/s/ BARRY HALL
___________________________ Barry Hall
Title: Chief Financial Officer